Exhibit B-8(a)

           COMPOSITE CERTIFICATE OF INCORPORATION

                             OF

                 MIDDLE SOUTH SERVICES, INC.


     We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the Corporation is

               MIDDLE SOUTH SERVICES, INC.

     SECOND: The principal office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth
Street, in the City of Wilmington, Country of New Castle.
The name and address of its resident agent is The
Corporation Trust Company, No. 100 West Tenth Street,
Wilmington 99, Delaware.

     THIRD: The nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are:

  (a) To carry on the business of supplying services, information and advice of any kind to others, including, without limiting the generality of the foregoing, the business of supplying executive and administrative, financial, corporate, treasury, accounting, cost analysis, auditing, employee relations, statistical, developing, planning and gas supply, purchasing, marketing, advertising, tax, research, valuation, rate, insurance, printing, communications, geological, engineering, construction, new business and other services not inconsistent with the laws of the State of Delaware and to enter into any contract or undertaking including evidence of indebtedness in connection therewith;

  (b) So far as the same may be useful, convenient or incidental in carrying on the business of the Corporation as hereinbefore or hereinafter set forth, to acquire, hold, use, lease and dispose or avail of real or personal property, tangible or intangible, of whatever kind and wherever situated, and every right or interest therein; including, without limiting the generality of the foregoing, equipment, machinery, appliances and devices of all kinds and all materials, supplies, good, wares, merchandise, property and substances and patents, patent rights and inventions useful in connection therewith or incidental thereto, and also stocks, securities, evidence of indebtedness and obligations of other corporations, joint stock companies, trusts, associations, firms or persons;

  (c) To act as agent, broker, or factor for any person, individual, firm, corporation or other body;

  (d) To borrow money and contract debts in connection with the transaction of the business of the Corporation or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times or payable upon the happening of a specified event or events whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed or in payment for property purchased or acquired or any other lawful objects;

  (e) To make any guaranty respecting dividends, stocks, bonds, contracts, or other obligations, whether of the Corporation or any other person, individual, firm, corporation or other body, in so far as the same may be permitted by law;

  (f) To lend money, secured by mortgages on personal property or real estate, or as collateral security therefor to take notes, open accounts, and other similar evidences of debt or otherwise;

  (g) To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in foreign countries; and

  (h) To do everything necessary and proper for the accomplishment of the objects enumerated in this Certificate of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation whether or not such business is similar in nature to the objects set forth in this Certificate of Incorporation or any amendment thereof.

       It is the intention that the objects and purposes specified in the foregoing clauses of this Article
       THIRD shall also be construed as powers, and that the foregoing enumeration of specific objects, purposes and powers shall not be held to limit or restrict in any manner the powers of this Corporation, but shall be in furtherance of, and in addition to, and not in limitation of, the general powers conferred by the laws of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Thousand (50,000) shares of Common Stock and the par value of each of such share is Ten Dollars ($10.00) amounting in the aggregate to Five Hundred Thousand Dollars ($500,000).

The minimum amount of capital with which the Corporation shall commence business is One Thousand Dollars ($1,000).

     FIFTH: The name and place of residence of each of the incorporators is as follows:

Gerald L. Andrus    1309 Nashville Avenue
                    New Orleans 15, Louisiana

Clayton L. Nairne   1500 Bordeaux Street
                    New Orleans 15, Louisiana

William O. Turner   142 Delaronde Street
                    New Orleans14, Louisiana

     SIXTH: The duration of the Corporation shall be perpetual.

     SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH: No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized by this Certificate of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any stock authorized by this Certificate of Incorporation or any such additional authorized issue of new stock or of securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders of the Corporation or to any class of its stockholders.

     NINTH: The number of Directors of the Corporation shall be fixed and may be altered from time to time as may be provided in the By-laws but shall never be less then three (3). Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even though less than a quorum. It shall not be necessary for a person to be a stockholder in order to be a director.

     TENTH: All corporate powers shall be exercised by the Board of Directors of the Corporation except as otherwise provided by law or by this Certificate of Incorporation. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation, and to set apart out of any of the funds of the Corporation, whether or not such funds would be available for dividends, a reserve or reserves for any proper purpose or to abolish any such reserve.

     ELEVENTH: Both stockholders and directors shall have power, if the By-laws so provide, to hold their meetings either within or without the State of Delaware. The Corporation may have one or more offices inside and outside of the State of Delaware in addition to the principal office in Delaware, and keep its accounts, books, documents, or other papers, or any of them (subject to applicable provisions of law) either within or without the State of Delaware.

     TWELFTH: The Board of Directors may in its absolute discretion authorize the payment of compensation to the directors and officers for services to the Corporation, including fees for attendance at meetings of the Board of Directors or any committee thereof. The form, basis and amount of such compensation shall be subject to the absolute discretion of the Board of Directors.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, said Middle South Services, Inc.
has caused this certificate to be signed by F. W. Lewis, Chairman of the Board and President, and attested by Dan E.
Stapp, Secretary, this 21st day of April, 1978.


                             MIDDLE SOUTH SERVICES, INC.


                             By: /s/ F. W. Lewis
                               Chairman of the Board and
President



ATTEST:

/s/ D. E. Stapp
Secretary

                  CERTIFICATE OF AMENDMENT
                             OF
                CERTIFICATE OF INCORPORATION

Middle South Services, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Middle South Services, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended said Article shall be and read as follows: "The name of the corporation shall be MSU System Services, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Middle South Services, Inc.
has caused this certificate to be signed by

/s/ Frank G. Smith            its President

and /s/ Dan E. Stapp         , its Secretary,

this 10th day of December, 1986

                               By: /s/ F. G. Smith
                                   President

                               ATTEST: /s/ Dan E. Stapp
                                        Secretary

                      State of Delaware

                Office of Secretary of State



     I, Michael Harkins, Secretary of State of the State of
Delaware, do here certify that the "MSU SYSTEM SERVICES, Inc.", filed a Certificate of Amendment, changing its corporate title to "ENTERGY SERVICES, INC.", on the fifth day of May, A.D. 1989, at 11:00 o'clock A.M.


     And I do hereby further certify that the aforesaid
Corporation is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence so far as the records of this office show and is duly authorized to transact business.

                  CERTIFICATE OF AMENDMENT
                             OF
                CERTIFICATE OF INCORPORATION


      Entergy  Services, Inc., a corporation  organized  and

existing under and by virtue of the General Corporation  Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That by written action of the Board of Directors of Entergy Services, Inc., pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth an amendment of the Certificate of Incorporation of said Corporation. The resolutions setting forth the amendment are as follows:

     RESOLVED, that the Certificate of Incorporation of
     the   Corporation  be  amended  by  deleting   the
     reference to officers from the first sentence of the Article thereof numbered "TWELFTH" so that, as amended, said sentence shall be and read as follows:

     "TWELFTH:  The  Board  of  Directors  may  in  its
     absolute  discretion  authorize  the  payment   of
     compensation to the directors for services to  the
     Corporation  including  fees  for  attendance   at
     meetings  of  the  Board  of  Directors   or   any
     committee thereof."

SECOND:    That said amendment was duly adopted by the  sole
stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That said amendment was duly adopted in accordance
with   the   provisions  of  Section  242  of  the   General
Corporation Law of the State of Delaware.

FOURTH:   That the capital of the Corporation shall  not  be
reduced under or by reason of said amendment.

Dated:  May 4, 1998

                              By: /s/ Edwin Lupberger
                                     Edwin Lupberger
                                     Chief Executive Officer